Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Westpac Banking Corporation of our report dated 1 November 2007 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Westpac Banking Corporation’s Annual Report on Form 20-F for the year ended 30 September, 2007. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers
Sydney, Australia
16 September, 2008

/s/ Ian Hammond
Ian Hammond
Partner